UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of report (Date of earliest event reported): May 22, 2008

     AMERICAN BIO MEDICA CORPORATION
(Exact Name of Registrant as Specified in its Charter)

New York	0-28666	14-1702188
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

122 Smith Road, Kinderhook, NY       12106
(Address of Principal Executive Offices)   (Zip Code)

Registrant’s telephone number, including area code: 518-758-8158

Not applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13c-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01 Entry into a Material Definitive Agreement

On May 22, 2008, the Company entered into a Forbearance Agreement (the “Agreement”) with First Niagara Bank (“First Niagara”). The Agreement addresses the Company’s noncompliance, as of December 31, 2007, of the minimum debt service coverage ratio covenant (“Existing Default”), and the Company’s likely default as of March 31, 2008 and June 20, 2008 of the minimum net worth and minimum net working capital covenants (“Likely Defaults”) set forth in loan documents related to the Company’s lines of credit and mortgage with First Niagara (the “Loan Documents”). Under the terms of the Agreement, First Niagara will forbear from exercising its rights and remedies arising under the Loan Documents from the Existing Default and the Likely Defaults.

Under the Agreement, First Niagara’s forbearance is subject to the condition that the Company fall short of the minimum net worth covenant of $5,000,000 by no more than $500,000, and falls short of the minimum net working capital covenant of $4,000,000 by no more than $400,000 (“Likely Default Limits”), and the further condition that the Company show a net loss no greater than $225,000 at April 30, 2008, $200,000 at May 31, 2008 and $175,000 at June 30, 2008. As of April 30, 2008, the Company was in compliance with this condition. Furthermore, the Agreement amends the Loan Documents to reduce FNFG’s total lending commitment on the Company’s lines of credit from $875,000 to $750,000. The aggregate outstanding balance on these lines of credit was $723,000 as of April 30, 2008.

The date of the forbearance period is from May 22, 2008 until the earliest of (i) July 31, 2008; or (ii) the date on which First Niagara elects to terminate the forbearance period on the occurrence of the Company’s breach of any of the terms or conditions of the Agreement or the occurrence of an event or condition that constitutes an event of default under the Loan Documents other than the Existing Default or the Likely Defaults only to the extent of the Likely Default Limits; or (iii) the date on which any subsequent amendments to the Agreement become effective. If the forbearance period is terminated as a result of a breach or default on the part of the Company as noted in (ii) above, the Company must pay all obligations in full to First Niagara and First Niagara may exercise its rights and remedies under the Loan Documents. As of April 30, 2008, the Company’s obligations to First Niagara are (i) $752,000 under a commercial real estate mortgage for its Kinderhook, NY facility; (ii) $723,000 under its Lines of Credit; and (iii) $422,000 under a term loan, totaling $1,897,000.

During the forbearance period, interest will accrue on the Lines of Credit and term loan at the rate of prime plus 2% per annum, an increase from the original prime plus .25% under the Loan Documents. Interest accruing on the real estate mortgage during the forbearance period shall remain unchanged at the fixed rate of 7.5%.

In attempts to ensure its compliance with the requirements under the Agreement, the Company has implemented a number of cost reductions.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICAN BIO MEDICA CORPORATION (Registrant)

Dated: May 28, 2008	By:	/s/ Melissa A. Waterhouse
Melissa A. Waterhouse
Vice President & Chief Compliance Officer Corporate Secretary